Exhibit 99.1

         Acres Gaming and International Game Technology Announce Delay
                       in Stockholder Vote on IGT Merger

LAS VEGAS, Sept. 10 /PRNewswire-FirstCall/ -- Acres Gaming Incorporated (Nasdaq:
AGAM) and International Game Technology (NYSE: IGT) announced today that the United States District Court for the District of Nevada has delayed the stockholders vote on the merger agreement between Acres and International Gaming Technology that had been scheduled for Friday, September 12, 2003.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020508/LAW114LOGO )

In a previously disclosed lawsuit (Paul Miller v. Acres Gaming Incorporated, et. al.) filed in Nevada state court in Clark County, Nevada, plaintiffs allege that Acres' directors violated their fiduciary duties to Acres stockholders in connection with the proposed merger. In late August, Acres removed the case to federal court and moved to dismiss the case. Plaintiffs sought a temporary restraining order and a preliminary injunction to prevent the stockholder vote and moved to remand the case to Nevada state court. Today, the federal court remanded the case to state court and prohibited the vote on the merger until the state court can rule on Acres' motion to dismiss and plaintiffs' request for an injunction. The federal court took no position on the merits of the case.

Acres continues to believe that the lawsuit is without merit. Acres intends to adjourn the special meeting of stockholders until September 26, 2003, and thereafter from time to time until the state court acts on the matter.

Information about Acres

Acres ( www.acresgaming.com ) is a software development company serving the worldwide gaming industry. Acres provides bonusing and cashless gaming products as well as a full suite of integrated casino management systems via its Acres Bonusing(TM), Acres Cashless, and Acres Advantage(TM) product lines. Acres' patented technology enables casino operators to increase patron loyalty by differentiating their properties in an increasingly competitive environment. Acres' products provide the tools that increase player enjoyment and satisfaction while improving operational efficiency and property profitability.

Information about IGT

IGT ( www.IGT.com ) is a world leader in the design, development and manufacture of microprocessor-based gaming and lottery products and software systems in all jurisdictions where gaming and lotteries are legal.

Additional Information

In connection with the merger, Acres filed a proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the proxy statement carefully and in its entirety, together with all other relevant documents filed by Acres with the SEC, because such documents contain important information. You may obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, you can obtain documents filed by Acres with the SEC free of charge by requesting them in writing from Acres Gaming Incorporated, Investor Relations, 7115 Amigo Street, Suite 150, Las Vegas, Nevada 89119, Phone: (702) 263-7588 , Fax: (702) 263-7595.

All statements in this press release that are not historical facts are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and other applicable securities laws. Forward-looking statements relating to the litigation and completion of the merger involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ from those indicated in the forward-looking statements include, but are not limited to: further delays in or an inability to hold the Acres' stockholder meeting or to obtain the approval of Acres' stockholders. Actual results may differ materially from the forward-looking statements. Acres does not undertake any obligation to publicly announce developments or events relating to the matters described herein.